EXHIBIT 23.0

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements (File Nos. 33-66280, 33-96014, 333-09955 and 333-29665).


/s/ ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
   March 25, 1998.